Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-209180, No. 333-179316 and No. 333-179315) and Form S-3 (No. 333-194459 and No. 333-204057) of Post Holdings, Inc. of our report dated November 18, 2016 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
St. Louis, Missouri
November 18, 2016